U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 17, 2008
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
             Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
                            415-394-9000
(Registrant’s telephone number, including area code)
                             n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION AND
ITEM 7.01 REGULATION FD DISCLOSURE
On November 17, 2008, we issued a press release entitled “AMB Property Corporation Provides Update on Liquidity, Financial Resources and Changes in Dividend Policy,” which sets forth disclosure regarding our announcement to take steps to further strengthen the company’s financial position and address the subject of liquidity and financial condition. A copy of the press release is attached hereto as Exhibit 99.1. In addition, a copy of materials discussing the company’s financial position is posted on the company’s website at www.amb.com and attached hereto as Exhibit 99.2. This section and the attached exhibits are provided under Items 2.02 and 7.01 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.
ITEM 8.01 OTHER EVENTS
On November 17, 2008, we announced steps taken to further strengthen the company’s financial position and to address the subject of liquidity and financial condition.
New Dividend Policy
Our Board of Directors has decided to align the company’s regular dividend payments with the projected taxable income from recurring operations alone. Therefore, our Board of Directors currently expects the company’s common stock dividend rate in 2009 to be $1.12 per share. We intend to make special distributions going forward, as necessary, related to taxable income associated with any asset dispositions and gain activity.
In addition, our Board of Directors has decided to suspend the fourth quarter 2008 dividend as we project that the company has already met its 2008 dividend distribution requirement. Together, these actions are expected to improve our cash position on a go-forward basis. These dividend changes will allow us to retain $53 million of cash in the fourth quarter of 2008 and an additional $98 million over the course of 2009.
Development Pipeline
We are further curtailing our development activities; at present the company is only going forward with starts for fully committed or previously negotiated build-to-suit agreements until the financial markets stabilize. Our development pipeline of approximately $1.6 billion was 76 percent funded as of October 31, 2008. The development pipeline consists of more than $1.0 billion of assets that are shell complete and in the process of lease-up, with the balance of approximately $636 million under construction. Our share of the remaining funding required to complete the $1.6 billion pipeline is expected to be $338 million.
Debt Maturities & Liquidity
Our analysis indicates that we have sufficient capacity to complete the build-out of our development pipeline without the reliance on proceeds from property dispositions. We also currently have the capacity to hold all of our development assets upon completion as well as our development and operating properties held for sale or contribution, and to maintain compliance with our various financial covenants.
As of October 31, 2008, our total debt maturities through the end of 2008 were approximately $106 million. We have exercised an option to extend $93 million of these 2008 debt maturities, which subject to the fulfillment of certain conditions, will extend the maturity date to December 2009. As of October 31, 2008, our total consolidated debt maturities for 2009 were $660 million. After considering all available extension options, our total 2009 consolidated debt maturities will be reduced to $342 million, comprised of the following:
▪	$213 million is scheduled to be paid off at maturity or upon contribution. The remaining $129 million in various loans includes a diverse group of assets and maturities that will be either refinanced or retired upon sale or contribution.
As of October 31, 2008, we had approximately $927 million of capacity consisting of $238 million of consolidated cash and cash equivalents and $689 million of availability on our lines of credit. In addition, we have approximately $850 million of our share of properties held for sale or contribution to our co-investment joint ventures in Japan, Europe, Canada, Mexico and the U.S.
As of October 31, 2008, our total unconsolidated debt maturities for 2009 were $276 million. After considering all available extension options, the total unconsolidated debt maturities will be reduced to $237 million, comprised of the following:
▪	$113 million relates to the retirement of a subscription line which will either be refinanced or repaid with available uncalled equity commitments at maturity. The remaining $124 million is comprised of four separate loans, which are in the process of being refinanced or scheduled for repayment.
Looking forward to 2010, subject to certain conditions, we have the option to extend our $230 million secured term facility and two of our three revolving credit facilities, which as of October 31, 2008, carried a balance of $584 million against a capacity of $1.1 billion.
Executive Trading Disclosure
To address questions we have received, and consistent with our industry-leading corporate governance practices, none of our executives have bought AMB securities on margin, nor used AMB securities as collateral for margin loans. Our insider trading policies have never allowed trading activities that are aggressive or speculative by nature, including buying securities on margin or using AMB securities as collateral for margin loans.
Preferred Dividend Declaration
Our Board of Directors also declared a dividend of $0.40625 per share on the company’s 6.5 percent Series L Cumulative Redeemable Preferred Stock (NYSE: AMB PrL) for the period commencing on and including October 15, 2008 and ending on and including January 14, 2009. The dividend will be payable on January 15, 2009 to Series L stockholders of record at the close of business on January 5, 2009.

Our Board further declared a dividend of $0.421875 per share on the company’s 6.75 percent Series M Cumulative Redeemable Preferred Stock (NYSE: AMB PrM) for the period commencing on and including October 15, 2008 and ending on and including January 14, 2009. The dividend will be payable on January 15, 2009 to Series M stockholders of record at the close of business on January 5, 2009.
Our Board further declared a dividend of $0.4375 per share on the company’s 7.0 percent Series O Cumulative Redeemable Preferred Stock (NYSE: AMB PrO) for the period commencing on and including October 15, 2008 and ending on and including January 14, 2009. The dividend will be payable on January 15, 2009 to Series O stockholders of record at the close of business on January 5, 2009.
Our Board further declared a dividend of $0.428125 per share on the company’s 6.85 percent Series P Cumulative Redeemable Preferred Stock (NYSE: AMB PrP) for the period commencing on and including October 15, 2008 and ending on and including January 14, 2009. The dividend will be payable on January 15, 2009 to Series P stockholders of record at the close of business on January 5, 2009.
Forward-Looking Statements
Some of the information included in this report and the presentations to be held in connection therewith contains forward-looking statements, such as expected dividend payments and distributions, expectations regarding future cash flow, financial position, debt maturity schedules, options to extend, and debt capacity, compliance with financial covenants, actions regarding development deployment and expenses, future development funding costs and future development completions, and the company’s ability to meet future customer demand, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by customers or renewal at lower than expected rent, increased interest rates and operating costs or greater than expected capital expenditures, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under co-investment ventures and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development, value-added conversions, redevelopment and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, inflation risks, changes in real estate and zoning laws, a continued or prolonged downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes, various market conditions and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2007 and in our quarterly report on Form 10-Q for the quarter ended September 30, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated November 17, 2008
99.2	AMB Property Corporation Liquidity and Financial Resources Disclosures dated November 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: November 17, 2008	By:	/s/ Thomas S. Olinger
Thomas S. Olinger
Chief Financial Officer

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated November 17, 2008
99.2	AMB Property Corporation Liquidity and Financial Resources Disclosures dated November 17, 2008